EXHIBIT 10(y)

AMENDMENT NO. 2

Dated as of August 30, 2002

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of December 21, 1999

THIS AMENDMENT NO. 2 (this “Amendment”) dated as of August 30, 2002 is entered into among:

(i)	AILIC RECEIVABLES CORPORATION, a Delaware corporation (“Seller”),

(ii)	AMERICAN INCOME LIFE INSURANCE COMPANY, an insurance company organized under the laws of Indiana (“AIL”), as the initial Servicer (the Servicer together with the Seller, the “Seller Parties” and each a “Seller Party”),

(iii)	PREFERRED RECEIVABLES FUNDING CORPORATION, a Delaware corporation (“PREFCO”),

(iv)	certain financial institutions parties hereto as the “Financial Institutions” (and, together with PREFCO, the “Purchasers”), and

(v)	BANK ONE, NA (with headquarters in Chicago, Illinois), as agent for the Purchasers (the “Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to that certain Receivables Purchase Agreement dated as of December 21, 2000 (as amended, restated, supplemented or otherwise modified since such date, the “Receivables Purchase Agreement”) among the Seller, AIL, PREFCO, certain financial institutions and the Agent. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

B. The Seller Parties have requested that the Purchasers and the Agent amend the Receivables Purchase Agreement and the Purchasers and the Agent have agreed to amend the Receivables Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller Parties, PREFCO, the Financial Institutions and the Agent hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is, effective the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

1.1 Exhibit I to the Receivables Purchase Agreement is amended to delete the definition therein of “Liquidity Termination Date” in its entirety and to substitute the following new definition therefor:

“Liquidity Termination Date” means August 29, 2003.”

SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon receipt by the Agent of

(i) counterparts of this Amendment executed by each of the Seller Parties, the Purchasers and the Agent;

(ii) a reaffirmation of guaranty executed by Torchmark, substantially in the form of Exhibit A hereto;

(iii) an opinion of Wood Tuohy Gleason Mercer & Herrin, P.C., substantially in the form of Exhibit B hereto, accompanied by a letter from Mr. William J. Wood identifying the members of the staff of the Insurance Regulatory Agency that he consulted prior to rendering such opinion; and

(iv) an amended and restated Fee Letter, in form and substance satisfactory to the Agent, together with any fees payable thereunder on the date of closing of this Amendment.

SECTION 3. Covenants, Representations and Warranties of the Seller Parties.

3.l Upon the effectiveness of this Amendment, each of the Seller Parties hereby reaffirms all covenants, representations and warranties made by it in the Receivables Purchase Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

3.2 Each of the Seller Parties hereby represents and warrants to the Purchasers and the Agent that:

(a) each of the Receivables Purchase Agreement, the Receivables Sale Agreement, the Fee Letter and this Amendment has been duly authorized by proper corporate proceedings of each Seller Party and constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies,

(b) after giving effect to the amendments contained herein, no Amortization Event or Potential Amortization Event exists or will result from the execution of this Amendment,

(c) no event or circumstance has occurred since August 31, 2001 that has resulted or could reasonably be expected to result in a Material Adverse Effect, and

(d) the Amendment does not affect the enforceability of the Receivables Purchase Agreement, the Receivables Sale Agreement or the Fee Letter against any Seller Party, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies.

SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.

4.l Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and each reference to the Receivables Purchase Agreement in any and all other documents, instruments, agreements, notes, certificates and other writings of every kind and nature shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

4.2 Except as specifically amended above, the Receivables Purchase Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or the Agent under the Receivables Purchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.4 Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under and as defined in the Receivables Purchase Agreement.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile will also deliver an original executed counterpart, but the failure of any party to so deliver an original executed counterpart of this Amendment will not affect the validity or effectiveness of this Amendment.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon each of the Seller Parties, the Purchasers and the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Seller Parties, the Purchasers and the Agent.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9. Agent’s Expenses. Each Seller Party jointly and severally agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

SECTION 10. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

SECTION 11. No Course of Dealing. The Agent and the Purchasers have entered into this Amendment on the express understanding with each Seller Party that in entering into this Amendment the Agent and the Purchasers are not establishing any course of dealing with the Seller Parties. The Agent’s and the Purchasers’ rights to require strict performance with all of the terms and conditions of the Receivables Purchase Agreement and the other Transaction Documents shall not in any way be impaired by the execution of this Amendment. None of the Agent and the Purchasers shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Purchasers may require the payment of fees in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

AILIC RECEIVABLES CORPORATION

By:	/s/ MICHAEL J. KLYCE

Name:	Michael J. Klyce
Title:	Vice President & Treasurer

Address:	3700 South Stonebridge Dr.
McKinney, Texas 75070
FAX: (972) 569-3282

Attention:	Danny Almond

AMERICAN INCOME LIFE INSURANCE COMPANY, as Servicer

By:	/s/ LARRY M. HUTCHISON

Name:	Larry M. Hutchison
Title:	Executive Vice President and General Counsel

Address:	1200 Wooded Acres
Waco, Texas 76710
FAX: (205) 325-4157

Attention:	Michael J. Klyce
Vice President and Treasurer

Amendment No.2

dated as of August 30, 2002

to Receivables Purchase Agreement

dated as of December 21, 1999

PREFERRED RECEIVABLES FUNDING CORPORATION

By:	/s/ EDWIN J. REISINGER

Name:	Edwin J. Reisinger
Title:	Authorized Signatory

Address:	c/o Bank One, NA, as Agent
Asset Backed Finance
Suite IL1-0079, 1-19 1 Bank One Plaza Chicago, Illinois 60670-0019

Fax:	(312) 732-1844

BANK ONE, NA, as a Financial Institution and as Agent

By:	/s/ EDWIN J. REISINGER

Name:	Edwin J. Reisinger
Title:	Director, Capital Markets

Address:	Bank One, NA
Asset Backed Finance
Suite IL1-0079, 1-19 1 Bank One Plaza Chicago, Illinois 60670-0019

Fax:	(312) 732-4487

Amendment No.2

dated as of August 30, 2002

to Receivables Purchase Agreement

dated as of December 21, 1999

Exhibit A

to

Amendment No. 2

Dated as of August 30, 2002

FORM OF REAFFIRMATION OF PERFORMANCE GUARANTY

The undersigned, TORCHMARK CORPORATION (“Torchmark”), hereby:

(a) acknowledges, and consents to, the execution of the following documents, each dated on or as of August 30, 2002 (collectively, the “Amendment Documents”):

(i) that certain Amendment No. 2 to the Receivables Purchase Agreement dated as of December 21, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among AILIC RECEIVABLES CORPORATION (“Seller”), AMERICAN INCOME LIFE INSURANCE COMPANY (“AIL”), as the initial Servicer, PREFERRED RECEIVABLES FUNDING CORPORATION (“PREFCO”), the financial institutions party thereto as “Financial Institutions” and BANK ONE, NA (with headquarters in Chicago, Illinois), as “Agent”; and

(ii) that certain Second Amended and Restated Fee Letter among the Agent, PREFCO, the Seller and Torchmark;

(b) reaffirms all of its obligations under that certain Performance Guaranty (the “Performance Guaranty”) dated as of December 21, 1999 and amended and restated as of March 31, 2000 made by Torchmark in favor of the Agent; and

(c) acknowledges and agrees that such Performance Guaranty remains in full force and effect (including, without limitation, with respect to the “Guaranteed Obligations” and “Obligations” (each as defined in the Performance Guaranty) after giving effect to the Amendment Documents), and such Performance Guaranty is hereby ratified and confirmed.

Dated: August 30, 2002

TORCHMARK CORPORATION

By

Name: Title:

Exhibit B

to

Amendment No. 2

Dated as of August 30, 2002

FORM OF INDIANA REGULATORY OPINION

(Attached hereto)